Exhibit 10.101

October 6, 2003
Via Facsimile (011-31-33-253-9879) and Overnight Delivery Mr. Ronald Seijsener Account Manager Lease Bouwfonds Property Finance Westerdorpstraat 66 3871 AZ Hoevelaken The Netherlands

Re: Extension of Second Amendment to Lease and Waiver Letter dated December 3, 2002

Dear Ronald:

I am writing with regard to the Second Amendment to Lease and Waiver Letter dated December 3, 2002 by and between Modus Media International, BV (“MMI BV”), Modus Media International, Inc. (“Modus”) and BPF-Onroerend Goed Lease en Financieringen BV (“BPF”), with respect to a certain Lease dated February 4, 2000, as amended October 18, 2001, and including a Corporate Guarantee.

MMI BV and Modus would like to extend the Waiver Period, as defined in the Second Amendment and Waiver Letter, to and including October 20, 2003.

Please acknowledge BPF’ agreement to this extension of the Waiver Period by having this letter countersigned below. If you have any questions or concerns, feel free to contact me.

Sincerely,

/s/ Leo S. Vannoni
Leo S. Vannoni
Vice President & Treasurer

ACKNOWLEDGED AND AGREED THIS 10 DAY OF OCTOBER, 2003.

/s/ Illegible
Bouwfonds Property Finance, as agent for BPF Onroerend Goed Lease en Financieringen BV By: Hereunto duly authorized.

690 Canton Street

Westwood MA 02090

t 781 407 2000 / f 781 407 3800